As filed with the Securities and Exchange Commission on March 11, 2008.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1993

ING GROEP N.V.

(Exact Name of Registrant as Specified in Its Charter)

ING GROEP N.V.

(Translation of Registrant’s Name into English)

The Netherlands	1-14642	Not Applicable
(State or other jurisdiction of incorporation	(Commission File No.)	(IRS Employer Identification No.)
or organization)

Amstelveenseweg 500,

1081 KL Amsterdam

P.O. Box 810

1000 AV Amsterdam

The Netherlands

(Address of Principal Executive Offices)

ING Americas Savings Plan and ESOP

(Full Title of the Plan)

Jane Boyle

Deputy General Counsel - Corporate

ING North America Insurance Corporation

One Orange Way

Windsor, Connecticut 06095

(806)580-2793

(Name, address and telephone number,

including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares with a nominal value of 0.24 euros (EUR 0.24) each of ING Groep NV (1)	5,000,000	$32.57 (3)	$162,834,550 (3)	$6,399.40
Interests in the ING Americas Savings Plan and ESOP	(4)	N/A (5)	N/A (5)	N/A (5)
Bearer Depositary Receipts	(6)	(6)	(6)	(6)

(1)

A separate registration statement on Form F-6 (Registration No. 333-145767) has been filed with respect to the American Depositary Shares (“ADSs”) evidenced by American Depositary Receipts. Each ADS represents one Bearer Depositary Receipt issued by Stichting ING Aandelen with respect to Ordinary Shares with a nominal value of 0.24 euros (EUR 0.24) each of ING Groep N.V.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the ING Americas Savings Plan and ESOP for any future stock split, stock dividend or similar adjustment of the outstanding Ordinary Shares and Bearer Depositary Receipts of the Registrant.

(3)

Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices of Bearer Depositary Receipts on the Euronext Amsterdam Stock Market on March 6, 2008, within five business days prior to filing, which was 21.19 euros. Such euro price was converted to U.S. dollars at U.S.$1.5356 = EUR 1, the Noon Buying Rate on March 6, 2008.

(4)

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the employee benefit plan described herein.

(5)

Pursuant to Rule 457(h)(2) under the Securities Act of 1993, where a registration statement registers securities of the registrant and also registers interests in a plan, no separate fee is required with respect to such plan interests.

(6)	Includes a like amount of Bearer Depositary Receipts. Pursuant to Rule 457(i), no additional fee is required in connection with the Bearer Depositary Receipts.

PART I

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act of 1933, as amended. This Registration Statement on Form S-8 is filed by ING Groep, N.V. (the “Company” or “Registrant”) regarding the ING Americas Savings Plan and ESOP (the “Plan”). Documents containing the information required by Part I of the Registration Statement will be sent or given to Plan Participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The rules of the Securities and Exchange Commission (the “Commission”) allow the Registrant to “incorporate by reference” information into this Registration Statement. This means that the Registrant can disclose important information to you by referring you to another document.

The Registrant incorporates herein by reference the following documents which have been filed by the Registrant with the Commission:

1.         The description of the Company’s Ordinary Shares contained in the Registration Statement on Form 8-A of the Registrant filed on May 20, 1997 (File No. 1-14642) and reports filed for purposes of updating that description;

2.         The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2006, filed on April 20, 2007;

3.         The Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2006, filed on June 20, 2007;

4.	The Registrant’s Current Report on Form 6-K filed on September 24, 2007; and

5.         The Registrant’s Current Report on Form 6-K filed on February 21, 2008, except for references therein to “Risk-Adjusted Return on Capital” (or “RAROC”), “Underlying profit before tax,” and “Underlying net profit” in the table entitled “ING Group: Key Figures” and any other non-GAAP financial measure, as such term is defined under Regulation G of the Securities Act.

To the extent designated therein, certain Reports on Form 6-K and all documents subsequently filed by the Registrant or by the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold, or that deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference into, and to be a part of, this Registration Statement from the date of filing of those documents. The information contained in any such document will automatically update and supersede any information previously incorporated by reference into this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

The Ordinary Shares are registered under Section 12(b) of the Exchange Act.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Articles of Association of the Registrant contain no provisions under which any member of the Supervisory Board or the Executive Board or officers are indemnified in any manner against any liability which he may incur in his capacity as such. However, Article 35 of the Articles of Association of the Registrant provides that after the annual accounts are adopted by the General Meeting of Shareholders, a resolution shall be brought before the General Meeting of Shareholders to ratify the actions of the members of the Executive Board in respect of their management and the Supervisory Board in respect of their supervision of the management in the financial year, to the extent that this is reflected in the financial statements or has been reported at the General Meeting of Shareholders. Such ratification shall serve to discharge the members of the Executive Board from liability for their management and to discharge the supervisory directors from liability for their supervision in the previous financial year, without prejudice to the provisions of Articles 138 and 149 of Book 2 of the “Civil Code.” Under Netherlands law, this discharge is not absolute and would not be effective as to any matters not disclosed to the holders of the Registrant’s Ordinary Shares, Bearer Receipts or American Depositary Shares.

Certain officers and members of the Supervisory Board and the Executive Board of the Registrant are, to a limited extent, insured under an insurance policy against damages resulting from their conduct when acting in their capacities as such.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number
4.1

Form of Deposit Agreement among ING Groep N.V., Stichting ING Aandelen, as trustee, JP Morgan Chase Bank, as depositary, and the holders from time to time of American Depositary Receipts issued thereunder, including the form of American Depositary Receipt (incorporated by reference from the Registrant’s Registration Statement on Form F-6 (File No. 333-113697), filed by the Registrant on March 17, 2004).

4.2	ING Americas Savings Plan and ESOP (Amended and Restated Effective as of January 1, 2008)
23.1	Consent of Ernst & Young Reviseurs d’Entreprises SCCRL
23.2	Consent of Ernst & Young Accountants
23.3	Consent of KPMG Accountants N.V.
23.4	Consent of Ernst & Young LLP
24.1	Power of Attorney (included in signature page)

ITEM 9.	UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, the Netherlands, on this 11th day of March, 2008.

ING GROEP N. V.
By: /s/	J.C.R. Hele
Name:	J.C.R. Hele
Title:	Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Jane Boyle, his or her true and lawful attorney-in-fact with full power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Commission, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her respective capacity as a member of the Executive Board or officer of the Registrant, this Registration Statement, any and all amendments (including post-effective amendments) to this Registration Statement and any other documents filed with the Commission, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorney-in-fact and agent, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ M.J.G. Tilmant	Chairman of the Executive Board (Principal Executive Officer)	March 11, 2008
M.J.G. Tilmant

/s/ J.C.R. Hele	Member of the Executive Board (Principal Financial Officer)	March 11, 2008
J.C.R. Hele

/s/ E.F.C. Boyer de la Giroday	Member of the Executive Board	March 11, 2008
E.F.C. Boyer de la Giroday

/s/ D.H. Harryvan	Member of the Executive Board	March 11, 2008
D.H. Harryvan

Signature	Title	Date
/s/ E.P. Leenaars	Member of the Executive Board	March 11, 2008
E.P. Leenaars

/s/ T.J. McInerney	Member of the Executive Board	March 11, 2008
T.J. McInerney

/s/ H. van der Noordaa	Member of the Executive Board	March 11, 2008
H. van der Noordaa

/s/ J.M.G. de Vaucleroy	Member of the Executive Board	March 11, 2008
J.M.G. de Vaucleroy

/s/ J.V. Timmermans	Member of the Executive Board	March 11, 2008
J.V. Timmermans

/s/ J. H. van Barneveld	(Principal Accounting Officer)	March 11, 2008
J. H. van Barneveld

S-1

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 11th day of March, 2008.

ING AMERICAS SAVINGS PLAN AND ESOP
By:	ING U.S. Pension Committee
	By: /s/	David A. Wheat
	Name:	David A. Wheat
	Title:	Chairman

S-2

Pursuant to the requirements of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of ING Groep N.V. in the United States, in the City of Windsor, State of Connecticut, on this 11th day of March, 2008.

ING NORTH AMERICA INSURANCE CORPORATION
By: /s/	Jane Boyle
Name:	Jane Boyle
Title:	Authorized Signatory

S-1

EXHIBIT INDEX

Exhibit

Number

4.1

Form of Deposit Agreement among ING Groep N.V., Stichting ING Aandelen, as trustee, JP Morgan Chase Bank, as depositary, and the holders from time to time of American Depositary Receipts issued thereunder, including the form of American Depositary Receipt (incorporated by reference from the Registrant’s Registration Statement on Form F-6 (File No. 333-113697), filed by the Registrant on March 17, 2004.)

4.2	ING Americas Savings Plan and ESOP (Amended and Restated Effective as of January 1, 2008)

23.1	Consent of Ernst & Young Reviseurs d’Entreprises SCCRL

23.2	Consent of Ernst & Young Accountants

23.3	Consent of KPMG Accountants N.V.

23.4	Consent of Ernst & Young LLP

24.1	Power of Attorney (included in the signature page)